UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2005

SAGA COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11588	38-3042953
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

73 Kercheval Avenue
Grosse Pointe Farms, MI	48236
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (313) 886-7070

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On March 10, 2005, the Compensation Committee (the “Committee”) of the Board of Directors of Saga Communications, Inc. (the “Company”) approved the payment of additional cash bonuses for the Company’s executive officers other than the chief executive officer in the following amounts:

Name	Title	Amount
Catherine Bobinski	Vice President, Controller, and Chief Accounting Officer	$2,500

Samuel D. Bush	Senior Vice President, Chief Financial Officer and Treasurer	$7,500

Steve Goldstein	Executive Vice President and Group Program Director	$7,500

Warren Lada	Senior Vice President – Operations	$7,500

Marcia Lobaito	Vice President, Corporate Secretary and Director of Business Affairs	$2,500

      On January 31, 2005, the Committee approved preliminary bonuses for these executive officers that were previously disclosed on a Form 8-K report filed on February 4, 2005. Final bonus amounts for the executive officers were determined in the Committee’s discretion, based on the Committee’s judgment of the Company’s results for the 2004 fiscal year, including operating profitability, growth in revenues and profits and overall financial condition, and the Committee’s evaluation of each individual executive officer’s contribution to these results.

     On March 10, 2005, the Committee also approved the payment of a cash bonus of $462,500 to Edward Christian, our President and CEO under the Chief Executive Officer Annual Incentive Plan (the “Plan”). $337,500 of this amount was awarded based on the Company achieving net revenue, market revenue performance, and operating margin performance goals for fiscal year 2004 established pursuant to the Plan. An additional $125,000 was awarded by the Committee in its discretion despite the Company’s not achieving certain free cash flow and net revenue performance goals. The Committee determined that unanticipated expenses, such as Sarbanes-Oxley compliance costs and higher external audit fees, contributed to the Company failing to meet the free cash flow and net revenue performance targets by 3.6% and 0.2%, respectively. The Committee concluded that because of the unanticipated expenses, which were not included in the 2004 budget on which the performance goals were based, as well as market conditions and a subjective evaluation of Mr. Christian’s performance, a portion of the potential bonus should be awarded under the Plan.

     Also on March 10, 2005, the Committee approved performance goals and established the potential bonus amounts for 2005 under the Plan, which if achieved would allow Mr. Christian to receive a bonus of up to $800,000. There is no formal written Plan document, and a summary of the Plan is attached hereto as Exhibit 10(g) and incorporated herein by reference. The actual amount of Mr. Christian’s bonus to be paid will be determined in 2006 after the Company’s 2005 results are finalized.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

10(g)	Summary of Chief Executive Officer Annual Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAGA COMMUNICATIONS, INC.

Dated: March 16, 2005	By:	/S/ Samuel D. Bush

Samuel D. Bush
Senior Vice President,
Chief Financial Officer and Treasurer

INDEX OF EXHIBITS

Exhibit No.	Description
10(g)	Summary of Chief Executive Officer Annual Incentive Plan.

4